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                                                                    EXHIBIT 3.19

                            CERTIFICATE OF FORMATION

                                       OF

                             OPTIONS PUBLISHING,LLC

      This Certificate of Formation for Options Publishing, LLC, dated November 30, 2004, is being duly executed and filed by the undersigned as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.)

            FIRST. The name of the limited liability company formed hereby is Options Publishing, LLC.

            SECOND. The address of its registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            THIRD. The name of its registered agent for service of process at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        OPTIONS PUBLISHING, LLC

                                        BY: /s/ Paul J.Crecca
                                            -----------------------------
                                            Name: Paul J. Crecca
                                            Title: Authorized Person

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                            CERTIFICATE OF CONVERSION
                FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                 PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
                                 CORPORATION LAW

                                November 30, 2004

      1. The name of the corporation is OPI Acquisition Co., Inc.(the
"Company").

      2. The date on which the original Certificate of Incorporation of the Company was filed with the Secretary of State is November 9, 2004.

      3. The name of the limited liability company into which the corporation is herein being converted is Options Publishing, LLC.

      4. The conversion has been approved in accordance with the provisions of
Section 266 of the Delaware General Corporation Law.

      5. The conversion shall be effective as of the date set forth above.

                           [Signature Page to Follow]

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                    EXECUTED as of the date set forth above.

                                                  OPI ACQUISITION CO., INC.

                                                  By: /s/ Paul J. Crecca
                                                      -------------------------
                                                  Name: Paul J. Crecca
                                                  Title: Vice President

                                                  OPTIONS PUBLISHING, LLC

                                                  By: /s/ Paul J. Crecca
                                                      -------------------------
                                                  Name: Paul J. Crecca
                                                  Title: Vice President